Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                  June 9, 1999


Giga Information Group, Inc.
One Longwater Circle
Norwell, Massachusetts 02061

Ladies and Gentlemen:

                  We have acted as counsel to Giga Information Group, Inc. (the "Corporation") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement') filed by the Corporation with the Securities and Exchange Commission on the date hereof with respect to 1,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation being registered in connection with the Giga Information Group, Inc. 1999 Share Incentive Plan ("the "Plan").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Corporation, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact materiel to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Corporation.

                  Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 1,000,000 shares of Common Stock being registered pursuant to the Registration Statement have been duly


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Giga Information Group, Inc.
June 9, 1999
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authorized and, if when issued and delivered upon receipt by the Corporation of the required consideration in accordance with the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.



                                           Very truly yours,

                                           /s/ WEIL, GOTSHAL & MANGES LLP